United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a party other than the registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission

 Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

Guaranty Federal Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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(4)           Proposed maximum aggregate value of transaction:

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☐            Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

[Guaranty Federal Bancshares, Inc. Letterhead]

April 20, 2007

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Guaranty Federal Bancshares, Inc., I cordially invite you to attend the 2007 Annual Meeting of Stockholders to be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri, on Wednesday, May 23, 2007 at 6:00 p.m., local time.  The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.  Following the formal meeting, I will report on the operations of the Company.  Directors and officers of the Company, as well as representatives of BKD, LLP, our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

Whether or not you plan to attend the meeting, please sign and date the enclosed form of proxy and return it in the accompanying postage-paid return envelope as soon as possible.  This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend the meeting.

Respectfully,

/s/  Shaun A. Burke

Shaun A. Burke
President and CEO

GUARANTY FEDERAL BANCSHARES, INC.
1341 WEST BATTLEFIELD
SPRINGFIELD, MO 65807-4181
(417) 520-4333

NOTICE OF MEETING OF STOCKHOLDERS
To Be Held on May 23, 2007

Notice is hereby given that an annual meeting of the stockholders (“Meeting”) of Guaranty Federal Bancshares, Inc. (the “Company”) will be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri, on May 23, 2007, at 6:00 p.m., local time.  Stockholders of record at the close of business on April 3, 2007 are the stockholders entitled to vote at the meeting.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is being held for the purpose of considering and acting upon:

1.	The election of three directors.

2.	The ratification of BKD, LLP as Independent Registered Public Accounting Firm to the Company for the fiscal year ending December 31, 2007.

3.
Such other matters as may come properly before the Meeting or any adjournments thereof.  Except with respect to procedural matters incident to the conduct of the Meeting, the Board of Directors is not aware of any other business to come before the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Don M. Gibson

Don M. Gibson
Chairman of the Board

Springfield, Missouri
April 20, 2007

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.  IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM OUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

GUARANTY FEDERAL BANCSHARES, INC.
1341 WEST BATTLEFIELD
SPRINGFIELD, MISSOURI 65807-4181

PROXY STATEMENT

This proxy statement has been prepared in connection with the solicitation of proxies by the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”) for use at the annual meeting of stockholders to be held on May 23, 2007 (the “Annual Meeting”), and at any adjournment(s) thereof.  The Annual Meeting will be held at 6:00 p.m., local time, at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri.  It is anticipated that this proxy statement will be mailed to stockholders on or about April 20, 2007.

RECORD DATE--VOTING--VOTE REQUIRED FOR APPROVAL

All persons who were stockholders of the Company at the close of business on April 3, 2007, (“Record Date”) will be entitled to cast votes at the Annual Meeting.  Voting may be by proxy or in person.  As of the Record Date, the Company had 2,904,495 shares of common stock, par value $0.10 per share (“Common Stock”), issued and outstanding.

Holders of a majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Annual Meeting.

Stockholders are urged to indicate their vote in the appropriate spaces on the proxy card.  Each proxy solicited hereby, if properly executed, duly returned to the Board of Directors of the Company and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated thereon.  Where no instructions are indicated, proxies will be voted by those named in the proxies FOR the approval of the specific proposals presented in this proxy statement and on the proxy card and in their best judgment upon any other business that may properly come before the Annual Meeting or any adjournment thereof.  Each stockholder shall have one vote for each share of stock owned.

A stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised by filing with the Secretary of the Company written instructions revoking it.  A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy.  The proxy executed by a stockholder who attends the Annual Meeting will be revoked only if that stockholder files the proper written instrument with the Secretary prior to the end of the voting at the Annual Meeting.

To the extent necessary to assure sufficient representation at the Annual Meeting, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone, by internet or by further correspondence.  Officers, directors and regular employees of the Company will not be compensated for their solicitation efforts.  The cost of soliciting proxies from stockholders will be borne by the Company.  The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

Regardless of the number of shares of the Company’s Common Stock owned, it is important that stockholders be represented by proxy or be present in person at the Annual Meeting.  In order for any proposals considered at the Annual Meeting to be approved by the Company’s stockholders, a quorum must be present.  Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope.

Proxies marked as abstentions will not be counted as votes cast.  In addition, shares held in street name which have been designated by brokers on proxy cards as not voted by the beneficial owner will not be counted as votes cast (“broker non-votes”).  Proxies marked as abstentions or broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.  Approval of the ratification of the independent auditor proposal requires the affirmative vote of a majority of the votes cast on such matter.  Directors are elected by a plurality of votes of the shares present in person or by proxy at the Annual Meeting.  Accordingly, abstentions and broker non-votes will have no effect on the election of directors or the proposal to ratify the Company’s independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Certificate of Incorporation of the Company restricts the voting by persons who beneficially own in excess of 10% of the outstanding shares of Common Stock.  This restriction does not apply to employee benefit plans of the Company.  The following table sets forth, as of the Record Date, persons or groups who are known by the Company to beneficially own more than 5% of the Common Stock.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Guaranty Bank Employee Stock Ownership Plan (“ESOP”) 1341 West Battlefield Springfield, MO 65807-4181	291,896(1)	9.80%

(1)
Reflects shared investment and voting power with respect to all shares listed.  The ESOP purchased these shares for the exclusive benefit of plan participants with funds borrowed from the Company.  These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid.  The ESOP Committee, consisting of certain non-employee directors of the Company’s Board of Directors, instructs the ESOP Trustee regarding investment of ESOP plan assets.  The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants.  Unallocated shares and shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the ESOP Committee.

The following table sets forth certain information as of the Record Date, with respect to the shares of the Company’s Common Stock beneficially owned by each of the directors, nominees and Named Executive Officers (see section titled “Summary Compensation Table”) of the Company, and the total shares beneficially owned by directors and executive officers as a group.  The Company’s policy is for each director to own a minimum of 2,500 shares, exclusive of stock grants and non-exercised stock options.  Directors with less than 5 years experience on the Board shall own a minimum of 500 shares for each full year of service on the Board, up to the 2,500 shares.  Except as otherwise noted, each person has sole voting and investment power over his shares.  Less than 1% stock ownership is shown below with an asterisk (*).

Name of Beneficial Owner	Total Shares Beneficially Owned(1)		Percent of Total Outstanding Common Shares
Jack L. Barham	39,872	(2)(3)	1.3%
Wayne V. Barnes	71,460	(2)(4)	2.4%
James R. Batten	0		*
Shaun A. Burke	28,719	(5)	1.0%
Don M. Gibson	46,200	(2)	1.6%
Kurt D. Hellweg	33,726	(2)	1.1%
Gregory V. Ostergren	45,058	(2)(6)	1.5%
Tim Rosenbury	17,769	(2)(7)	*
James L. Sivils, III	18,145	(2)(8)	*
Carter Peters	2,500	(9)	*
H. Michael Mattson	150		*
Total owned by all directors and executive officers as a group (eleven persons)	303,599	(10)	10.2%

(1)
Amounts may include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or investment powers.  Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person.  The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.

(2)
Excludes 291,896 shares of Common Stock held under the ESOP for which the individual serves as a member of the ESOP Committee or Trustee.  Each individual disclaims beneficial ownership with respect to these shares held in a fiduciary capacity.

(3)	Includes 6,600 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(4)	Includes 18,402 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(5)	Includes 11,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(6)	Includes 14,704 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(7)	Includes 7,500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(8)	Includes 15,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(9)	Includes 2,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(10)	Includes 75,206 shares of Common Stock that may be acquired within 60 days of the Record Date through the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish the Company with copies of all such ownership reports.  Based solely on the Company’s review of the copies of the ownership reports furnished to the Company, and written representations relative to the filing of certain forms, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors, and persons who own more than ten percent of the Common Stock, were complied with during the 2006 fiscal year.

FIRST PROPOSAL:  ELECTION OF DIRECTORS

The number of directors constituting the Board of Directors of the Company (the “Board”)  is currently nine.  The Board is divided into three classes of three directors.  The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders has served for a three-year term.  The terms of three of the present directors (Barham, Gibson and Rosenbury) are expiring at the Annual Meeting.  The following table sets forth certain information for each director nominee and continuing director of the Board.

These three directors have been nominated, upon the recommendation of the Nominating Committee of the Board, by the Board and, upon election at the Annual Meeting, will hold office for a three-year term expiring in 2010 or until their successors are elected and qualified.  Each nominee has indicated that they are willing and able to serve as a director if elected and have consented to being named as nominees in this proxy statement.

Unless otherwise specified on the proxies received by the Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of each person named in the following table to be a director of the Company for the term as indicated, or until his successor is elected and qualified.  There are no arrangements or understandings between the nominees or directors and any other person pursuant to which any such person was or is selected as a director or nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE FOLLOWING NOMINEES.

Nominees for Three-Year Terms Expiring 2010

Name	Age (1)	Director Since	Current Term Expires
Jack L. Barham	73	1983	2007
Don M. Gibson	63	2002	2007
Tim Rosenbury	50	2002	2007

In addition to the three nominees proposed to serve on the Board as described above, the following individuals are also directors of the Company, each serving for the current term indicated.

Directors Who Are Not Nominees
Who Will Continue in Office After the Annual Meeting

Name	Age (1)	Director Since	Current Term Expires
Wayne V. Barnes	75	1976	2008
Gregory V. Ostergren	51	1999	2008
James L. Sivils, III	42	2002	2008
James R. Batten	44	2006	2009
Shaun A. Burke	43	2004	2009
Kurt D. Hellweg	49	2000	2009

(1)	As of the Record Date

Biographical Information

Set forth below are brief summaries of the background and business experience, including principal occupation, of each nominee and director currently serving on the Board of Directors of the Company.

Jack L. Barham worked at Guaranty Federal Savings Bank, the predecessor savings bank to the Bank, for 24 years and retired in 1995.  He served in various positions of responsibility and was a Realtor and appraiser.  In 1983, he was elected to the Company’s Board of Directors.   In 1990, he was elected Vice President and Chairman of the Board, and has continued to serve as Chairman of the Board until he relinquished such position in March 2005.  The Board approved Mr. Barham as Vice Chairman of the Company in March 2005.  He served in the US Navy, is a deacon at Ridgecrest Baptist Church and has been a member of various civic organizations.

Don M. Gibson was elected as President and Chief Executive Officer of the Company in January 2002 and served in such capacities until his retirement at the end of February 2005.  Mr. Gibson also served as President and Chief Executive Officer of the Bank from January 2002 until the appointment of Shaun A. Burke on March 9, 2004 to serve in such capacity.  Mr. Gibson has served as Chairman of the Board for the Company and the Bank since March 2005.  Prior to joining the Company, Mr. Gibson was a retired banking executive.  From March 2000 to July 2000 Mr. Gibson was President of Sinclair National Bank, Gravette, Arkansas.  Prior to that, Mr. Gibson was at Great Southern Bank, a subsidiary of Great Southern Bancorp, Inc., Springfield, Missouri, holding various positions since September 1975 with his last being Vice Chairman.

Tim Rosenbury, AIA, is Executive Vice President and Chairman of Butler, Rosenbury & Partners, Inc., an 80-person architecture, engineering, interior design and planning firm in Springfield, Missouri, and he has held these positions since 1997.  Mr. Rosenbury joined the firm in 1984 after practicing in Memphis, Tennessee.  He graduated with a B.Arch. from Mississippi State University in 1980, which awarded him the designation of Alumni Fellow in 1999.  He is Corporate Secretary of Ozark Mailing Service, Inc., a privately held company, and is a member of a number of professional and civic organizations, many of which he has held leadership positions.

Wayne V. Barnes, retired, previously owned Sunnyland Stages, Inc., a company that provided regular route schedule bus service, for approximately thirty-five years, until it was sold in 1998.  He was the Vice-President and co-owner, with his wife, Barbara, of Sunnyland Tours, Inc., Springfield, Missouri, a company which provided package tour services for individuals and private groups domestically and overseas, until it was sold in January 2006.  Mr. Barnes attended the University of Missouri and Drury College, and served in the US Navy.  He is active in many civic organizations.

Gregory V. Ostergren is the Chairman, President and Chief Executive Officer of American National Property and Casualty Insurance Companies (“ANPAC”), Springfield, Missouri, and Chairman of the Farm Family Insurance Group, Albany, New York (“Farm Family”).  Mr. Ostergren joined ANPAC in October of 1990 as President and CEO.  In 2000, he took on the additional role as Chairman of ANPAC and in 2001, following the acquisition of Farm Family, which he led, Mr. Ostergren was voted Chairman of Farm Family.  He is a Member of the Board of the Insurance Institute for Highway Safety, Washington, DC.  After graduating from the University of Minnesota in 1977, Mr. Ostergren held various positions at Allstate Insurance Company in Chicago, Illinois, and Mutual Service Insurance Company in St. Paul, Minnesota.  He is a member of the American Academy of Actuaries, an Associate of the Casualty Actuarial Society and a member of the academic business honor society Beta Gamma Sigma.  He is past Chairman of the College of Natural and Applied Sciences Advisory Board for Southwest Missouri State University.  He has also served as a Member of the Board of the Springfield Public School Foundation, as a Member of the Board and Treasurer of the United Way of the Ozarks, and has served on a number of other professional and civic boards of directors.

James L. Sivils, III, JD, is a partner in Morelock-Ross Companies, a group of several privately held companies involved in both commercial and residential construction and in real estate development and management in Springfield, Missouri.  Mr. Sivils has been with Morelock-Ross since 1997.  Prior to joining Morelock-Ross, Mr. Sivils worked as an attorney from 1990 to 1993 and as a real estate broker and developer from 1993 to 1997.  Mr. Sivils holds a JD degree from the University of Missouri – Kansas City Law School and a B.A. degree from the University of Missouri - Columbia.  Mr. Sivils is a past Member of the Board of the Springfield Apartment Housing Association and the Lakes Country Rehabilitation Center and a current Member and past Chapter Chair of the Ozarks Chapter of the Young Presidents Organization.

James R. Batten, CPA, is the former Executive Vice President of Finance, Chief Financial Officer and Treasurer of O’Reilly Automotive, Inc.  He joined O’Reilly as Finance Manager in January 1993 and was promoted to Chief Financial Officer in March 1994.  Prior to joining O’Reilly, Mr. Batten was employed by the accounting firms of Whitlock, Selim & Keehn, from 1986 to 1993 and Deloitte, Haskins & Sells from 1984 until 1986.  Mr. Batten is a member of the board of Foundation Capital Resources, Chairman of the Board of New Covenant Academy and Treasurer of Hope Community Church.  Mr. Batten served as a member of the NASDAQ Issuer Affairs Committee until 2005.  He has also served on a number of other professional and civic boards including the Springfield Area Chamber of Commerce and Big Brothers Big Sisters of the Ozarks.

Shaun A. Burke was appointed President and Chief Executive Officer of the Company on March 1, 2005.  Mr. Burke has been President and Chief Executive Officer of Guaranty Bank, the Company’s wholly owned subsidiary (the “Bank”), since March 9, 2004.  In May 1997, Mr. Burke joined, and assisted with the formation of Signature Bank in Springfield, Missouri.  During his tenure at Signature Bank, he held the positions of Executive Vice President and Senior Credit Officer and was a member of the bank’s board of directors.  From 1983 to 1997, Mr. Burke was with Bank of America and its predecessors in Springfield, Missouri, with his last position being Vice President of Commercial Lending.  Mr. Burke is active in many civic organizations and is a past member of the United Way Allocations and Agency Relations Executive Committee, Salvation Army Board of Directors and Big Brothers Big Sisters of the Ozarks Board of Directors.

Kurt D. Hellweg is President and Chief Executive Officer of International Dehydrated Foods, Inc. (“IDF”) and American Dehydrated Foods, Inc. (“ADF”).  IDF and ADF are privately held companies that manufacture and market ingredients for both the food and feed industries.  Mr. Hellweg has previously served as Vice President of Sales, Senior Vice President of Operations, and President/COO of ADF.  Prior to joining ADF, Mr. Hellweg was an officer in the U.S. Navy from 1980 to 1987.  During that time, he served tours as a helicopter pilot in the Atlantic Fleet and as an instructor pilot.  Mr. Hellweg holds a BS degree in Engineering from the University of Nebraska.  He is a past Member of the Board of the Springfield Area Chamber of Commerce, the Springfield Area Arts Council, and the Springfield Symphony.

Director Independence

The Board of Directors of the Company has determined that all of the directors, except for Director Burke who is an executive officer of the Company and Director Gibson who served as an executive officer of the Company until February 2005, are “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market (‘Nasdaq”).  These directors constitute a majority of the Board.  In addition, the Board of Directors had determined that Mr. Gary Lipscomb, who served as a director of the Company until his term expired on May 24, 2006 following the election of his successor at the annual meeting of stockholders of the Company, was an independent director pursuant to such rules.

Meetings and Committees of the Board of Directors

The business of the Company is conducted at regular and special meetings of the full Board of Directors of the Company (the “Board”) and its standing committees.  The standing committees consist of the Executive, Audit, Compensation, Nominating, ESOP (Employee Stock Ownership Plan), and Option Committees.  During the twelve months ended December 31, 2006, the Board held twelve regular meetings and no special meetings.  Except for Directors Wayne V. Barnes and Gregory V. Ostergren, no director attended less than 75% of those meetings and the meetings held by all committees of the Board of Directors on which he served.  Director Barnes attended 67 % of such meetings and Director Ostergren attended 51% of such meetings.

Although the Company does not have a formal policy regarding director attendance at the Company’s annual stockholders meeting, all directors are expected to attend these annual meetings absent extenuating circumstances.  All current directors, except Wayne V. Barnes and Gregory V. Ostergren, attended the Company’s annual meeting of stockholders held on May 24, 2006.

Stockholder Communications with Directors

Stockholders and other interested persons who wish to communicate with the board of directors of the Company, or any individual director, should send their written correspondence by mail to: Don M. Gibson, Chairman of the Board, Guaranty Federal Bancshares, Inc., 1341 West Battlefield, Springfield, Missouri 65807.

Audit Committee

The Audit Committee of the Board is composed of the independent, non-employee directors of the Company and currently consists of seven directors: Messrs. Batten, Barnes, Rosenbury, Sivils, Barham, Ostergren and Hellweg.  This standing committee, among other things, (i) regularly meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues, (ii) meets at least annually in executive session with the Company’s independent auditors to review the results of the annual audit and other related matters, and (iii) meets quarterly with management and the independent auditors to review the Company’s financial statements and significant findings based on the independent auditor’s review.  The Audit Committee is responsible for hiring, retaining, compensating and terminating the Company’s independent auditors.  For a further description of the Audit Committee’s purposes and responsibilities, refer to the copy of the Audit Committee Charter included as Appendix B to the proxy statement prepared in connection with the annual meeting of stockholders held on May 19, 2004 (the “2004 Proxy Statement”).

During the twelve months ended December 31, 2006, the Audit Committee met eleven times (See “Report of the Audit Committee”).

Nominating Committee

The Nominating Committee of the Board is composed of three or more directors as appointed by the Board, each of whom are required to be an “independent director” as defined under the NASD listing standards.  Currently, the Nominating Committee consists of seven directors, Messrs. Rosenbury, Sivils, Barham, Barnes, Batten, Hellweg, and Ostergren, each of whom is an “independent director.”  During the twelve months ended December 31, 2006, the Nominating Committee met two times.  The Nominating Committee operates under a formal written charter adopted by the Board.  A copy of the Nominating Committee’s charter was included as Appendix C to the 2004 Proxy Statement.

The Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for election and appointment to the Board, as well as director nominees for each of the committees of the Board.  In accordance with its charter, the Nominating Committee recommends candidates (including incumbent nominees) based on the following criteria:  business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  The Committee monitors the mix of skills and experience of its directors and committee members in order to assess whether the Board has the appropriate tools to perform its oversight function effectively.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it and assesses their continued ability and willingness to serve as a director.  The Nominating Committee will also assess such person’s contribution in light of the mix of skills and experience the Nominating Committee has deemed appropriate for the Board as a whole.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing members of the Board.  The Nominating Committee will then review selected candidates and make its recommendation to the Board.  See the copy of the Nominating Committee Charter in Appendix C to the 2004 Proxy Statement for a further description of the nomination process utilized by the Nominating Committee.

Nominations by a stockholder will be considered by the Nominating Committee if such nomination is written and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company between 30 and 60 days prior to the meeting at which such nominee may be considered.  However, if less than 31 days’ notice of the meeting is given to stockholders, written notice of the stockholder nomination must be given to the Secretary of the Company as provided above no later than the tenth day after notice of the meeting was mailed to stockholders.  A nomination must set forth, with respect to the nominee, (i) name, age, and addresses, (ii) principal occupation or employment, (iii) Common Stock beneficially owned, and (iv) other information that would be required in a proxy statement.  The stockholder giving notice must list his or her name and address, as they appear on the Company’s books, and the amount of Common Stock beneficially owned by him or her.  In addition, the stockholder making such nomination must promptly provide to the Company any other information reasonably requested by the Company.  Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

Compensation Committee

The Board of Directors of the Company and the Board of Directors of the Bank are comprised of the same persons.  The Compensation Committee of the Bank’s Board of Directors, which consists solely of the non-employee directors of the Bank, is comprised of Messrs. Ostergren, Hellweg, Barham, Batten, Barnes, Rosenbury and Sivils.  As indicated above, each of these committee members is an “independent director” as defined under the NASD listing standards.  The Company has no full time employees and relies on employees of the Bank for the limited services received by the Company.  All compensation paid to executive officers of the Company is paid by the Bank.

The Compensation Committee, together with the full Board, is responsible for designing and determining the compensation and benefit plans for all employees, executive officers and directors of the Company and the Bank, including the Chief Executive Officer, based on its review, among other things, of performance, industry salary surveys and the recommendations of management concerning compensation (See “Report on Executive Compensation”).  The Compensation Committee, without the participation of the full Board, is responsible for determining the compensation of the Chief Executive Officer and the other executive officers of the Company, and all such compensation decisions were made solely by the Compensation Committee.  Currently, the Compensation Committee does not utilize the services of a compensation consultant in determining or recommending the amount or form of executive officer or director compensation.

During the twelve months ended December 31, 2006, the Compensation Committee met four times.  The Compensation Committee has not adopted a formal, written charter.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

Since August 2002, the Compensation Committee of the Board has consisted of all non-employee directors of the Bank.  During the fiscal year ended December 31, 2006, Mr. Jack L. Barham served on the Compensation Committee, and for many years until his retirement in 1995, he had been an officer of the Bank.  Mr. Barham is the only member of the Compensation Committee during 2006 who was formerly an officer of the Company or the Bank.  Prior to March 2005, Mr. Don M. Gibson served as the President and Chief Executive Officer of the Company and the Bank, but during 2006 he was not a member of the Compensation Committee.  In addition, Mr. Shaun Burke, the current President and Chief Executive Officer of the Company and the Bank, did not serve as a member of the Compensation Committee during 2006. No executive officer of the Company served on the compensation committee or board of directors of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Philosophy and Objectives

The Compensation Committee, together with the full Board, has designed the compensation and benefit plans for all employees, executive officers and directors in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board and to manage the Company and the Bank to meet the Company’s mission, goals and objectives.

To determine the compensation of executive officers and directors, the Compensation Committee reviews industry compensation statistics based on our asset size, makes cost of living adjustments, and establishes salary ranges for each executive officer, and fees for the Board.  The Compensation Committee then reviews (i) the financial performance of the Bank over the most recently completed fiscal year (including ROA, ROE, G & A expense, CAMELS rating, quality of assets, risk exposure and compliance rating) compared to results at comparable companies within the industry, and (ii) the responsibilities and performance of each executive officer and the salary compensation levels of each executive officer compared to like positions at comparable companies within the industry.  The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

The Compensation Committee offers long-term incentives for executive officers and other management personnel in the form of stock option awards.  We believe that our stock option award programs are an important component of compensation to attract and retain talented executives, provide an incentive for long-term corporate performance, and to align the long-term interests of executives and shareholders.

Currently, the Compensation Committee does not utilize the services of a compensation consultant in determining or recommending the amount or form of executive officer or director compensation.

All executive officers may participate on an equal, non-discriminatory basis in the Bank’s medical insurance plan, long-term disability plan and group life insurance plan.  The Bank also provides all executive officers with the opportunity to participate in the Employee Stock Ownership Plan (“ESOP”), and a contributory 401 (k) tax-deferred savings plan.  The Compensation Committee of the Bank recommends all compensation and benefit plans to the full Board for approval annually.

Executive Compensation Philosophy and Objectives

The Compensation Committee is guided by the following four key principles in determining the compensation of the Company’s executive officers:

•	Competition. The Committee believes that compensation should reflect the competitive marketplace, so the Company can attract, retain and motivate talented personnel.
•
Accountability for Business Performance.  Compensation should be tied in part to Company’s financial performance, so that executives are held accountable through their compensation for the performance of the Company.

•	Accountability for Individual Performance. Compensation should be tied in part to the individual’s performance to reflect individual contributions to the Company’s performance.
•
Alignment with Stockholder Interests.  Compensation should be tied in part to the Company’s stock performance through long-term incentives such as stock options and the ESOP, to align executive’s interests with those of the Company’s stockholders.

Report of Executive Compensation

The compensation of the Chief Executive Officer (the “CEO”) and other Named Executive Officers (or “NEOs”) is solely determined by the Compensation Committee.  The CEO is not a member of the Compensation Committee and does not attend any Compensation Committee meeting unless specifically requested to do so by the Chairman of the Compensation Committee.  The CEO may act as a key discussion partner with the Compensation Committee members to provide information regarding business context, the market environment and our strategic direction.  The CEO also provides recommendations to the Compensation Committee on individual performance evaluations and compensation for the NEOs, other than himself. The compensation packages reflect a range based on like-sized, like-position comparables within the industry and the geographical region, augmented by the performance of the individual executive officer and the Company.  Stock awards and option grants under the stock option and restricted stock award plans described below provide long-term incentive to stay with the Company, but should not replace, or override, maintenance of the compensation range established from the comparables.

The Compensation Committee has reviewed all components of the CEO’s and other NEO’s compensation, including salary, bonus, accumulated and realized and unrealized stock options and compensation under the Company’s ESOP.  Based on this review, the committee finds the CEO’s and other NEO’s total compensation in the aggregate to be reasonable and not excessive.  It should be noted that when the Compensation Committee considers any component of the CEO’s and NEO’s total compensation, the aggregate amounts and mix of all the components, including accumulated and realized and unrealized stock options and compensation under the Company’s ESOP, are taken into consideration in the committee’s decisions.

Pursuant to the employment agreement with Mr. Shaun Burke, the Company’s Chief Executive Officer and President, Mr. Burke receives an annual base salary of $225,000, which the Bank’s Board may increase from time to time on an annual basis.  During calendar year 2006, Mr. Burke’s annual base salary remained at $225,000. Pursuant to the terms of the employment agreement, Mr. Burke also received a bonus of $75,000 (the maximum amount of such bonus) during 2006 as a result of achieving certain earnings per share benchmarks for fiscal year 2006 as compared to fiscal year 2005.  See the section titled “Employment Agreements” of this Proxy Statement for more detail of the employment agreement with Mr. Burke.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based upon its review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion &Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Gregory V. Ostegren	Kurt D. Hellweg
Jack L. Barham	James R. Batten
Wayne V. Barnes	Tim Rosenbury
James L. Sivils, III

Summary Compensation Table

The following table sets forth information with respect to the compensation awarded to, paid to or earned by the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the only other executive officer whose total compensation was in excess of $100,000 (“Named Executive Officers” or “NEOs”) for fiscal year 2006.  During the fiscal year ended December 31, 2006, no other person served as the CEO or CFO of the Company.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation (4)	Total Compensation
Shaun A. Burke
President/CEO	2006	$240,600	$75,000	$-	$22,334	$-	$-	$46,654	$384,588
Carter Peters
EVP/COO	2006	$131,000	$12,500	$-	$7,705	$-	$-	$-	$151,205
Bruce Winston
SVP/CFO	2006	$85,000	$-	$-	$-	$-	$-	$23,485	$108,485

(1)	Includes director fees for Mr. Burke of $15,600 for fiscal year 2006
(2)
Consists of $75,000 paid to Mr. Burke under an employment agreement (See the section captioned “Employment Agreements” for further discussion) and $12,500 paid to Mr. Peters as an agreed upon bonus at the time of original employment.

(3)
This column represents those amounts recognized as compensation expense in the Company’s 2006 financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”) and includes compensation cost recognized in the financial statements with respect to awards granted in previous years.  There were no option awards granted to the NEOs during 2006.  In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of options awards evenly over the vesting period under the straight-line method.  The fair value of these awards have been determined using the Black-Scholes pricing model based on the assumptions set forth in Note 12 (Employee Benefit Plans) of the Company’s Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006.

(4)	Consists of 1,625 shares of Common Stock allocated under the ESOP to Mr. Burke and 818 shares of Common Stock allocated under the ESOP to Mr. Winston, both at a per share price issuance of $28.71

Employment Agreements, Potential Payments Upon Termination or Change-in-Control

With respect to the NEOs in the Summary Compensation Table above, the Bank has entered into a written employment agreement with Mr. Shaun Burke dated as of March 9, 2004.  Pursuant to this agreement, Mr. Burke will serve as the Bank’s President and CEO, and other duties assigned to him by the Bank’s Board of Directors (the “Bank’s Board”), for a term of three (3) years and additional one year extensions as provided in such agreement.  During the term of this agreement, Mr. Burke shall receive a base salary of $225,000, which will be reviewed annually, and may be increased, by the Bank’s Board at its discretion.  Mr. Burke also will receive a bonus during each year of the agreement of $25,000 (up to a maximum of $75,000 per year) for achieving each of the following percentage increases in earnings per share over the prior year: 10%, 15% and 20%.  For example, if the Company’s earnings per share during a fiscal year increased by 15% over the prior year’s earnings per share, Mr. Burke would receive a bonus equal to $50,000 for that fiscal year.

During the term of this employment agreement, if Mr. Burke’s employment is terminated by the Bank without cause or by Mr. Burke for “Good Reason” (as defined below), Mr. Burke will receive (i) the base salary for the remaining term of this agreement when such amounts become due, and (ii) such other benefits (bonus, vacation, and participation in any health, disability, and group term life insurance plans, any retirement or profit sharing plans, any executive bonus plan and in any other perquisites and benefits generally extended to employees of the Bank from time to time) and other amounts due Mr. Burke under this agreement for the remaining term of this agreement when such amounts become due.  Under this agreement, Mr. Burke shall have “Good Reason” to terminate this agreement if the Bank (i) breaches its obligations to pay any salary, benefit, or bonus due thereunder, (ii) requires Mr. Burke to relocate more than 25 miles from the Bank’s principal place of business, or (iii) substantially diminishes his functional responsibilities or a reduction due to performance-based reasons, and, with respect to (i) and (ii), the Bank fails to provide a reasonable cure within thirty days of its receipt of notice of such event.

In addition, during the term of this agreement, if a “Change in Control” (as defined below) occurs and Mr. Burke’s employment is terminated for any reason (other than his death or the expiration of the term of this agreement) at any time within the greater of twelve months or the then remaining term of this agreement after the Change of Control is consummated, Mr. Burke will receive from the Bank a lump sum payment equal to 2.99 times his base salary and bonus. If any amount of such payment would not be deductible for federal income tax purposes by reason of application of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), then payment of that portion due Mr. Burke will be deferred until the earliest date upon which payment can be made without being nondeductible under section 162(m) of the Code.  As used in this agreement, “Change in Control” means (i) the sale of all, or a material portion, of the assets of the Bank or the Company, unless Mr. Burke executes a new employment agreement with the purchaser, (ii) the merger or recapitalization of the Bank or the Company whereby the Bank or the Company is not the surviving entity, unless Mr. Burke executes a new employment agreement with the surviving entity, or (iii) subject to certain limited exceptions, the acquisition, directly or indirectly, of the beneficial ownership of 50% or more of the outstanding voting securities of the Bank or the Company by any person or entity.

If Mr. Burke voluntarily terminates his employment in connection with, or within twelve months after, a Change of Control and such Change of Control was at any time opposed by the Bank’s Board, then Mr. Burke will be entitled to receive the compensation described in the previous sentence and the first sentence of the prior paragraph.

No other Named Executive Officer is a party to any contract, agreement, plan or arrangement providing for payment upon a termination or change-in-control of the Company or the Bank or such executive officer’s responsibilities.

Grants of Plan Based Awards

During fiscal year 2006, there were no option or stock awards granted to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End 2006

The following table summarizes the equity awards the Company has made to the Named Executive Officers which are outstanding as of December 31, 2006.  None of the Named Executive Officers has any outstanding stock awards as of December 31, 2006, and the Company has therefore omitted the corresponding columns.

	OPTION AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Shaun A. Burke	-	15,000	(1)	-	$19.62	3/9/2014
President/CEO(5)	2,000	8,000	(2)	-	$23.20	3/17/2015
	2,000	8,000	(3)	-	$28.12	12/22/2015
Carter Peters
EVP/COO	2,000	8,000	(4)	-	$25.59	8/8/2015
Bruce Winston
SVP/CFO	17,880	-		-	$13.44	7/22/2008

(1)	Unexercisable options vest as follows: 5,000 - 3/9/07; 5,000 - 3/9/08; 5,000 - 3/9/09
(2)	Unexercisable options vest as follows: 2,000 - 3/17/07; 2,000 - 3/17/08; 2,000 - 3/17/09; 2,000 - 3/17/10
(3)	Unexercisable options vest as follows: 2,000 - 12/22/07; 2,000 - 12/22/08; 2,000 - 12/22/09; 2,000 - 12/22/10
(4)	Unexercisable options vest as follows: 2,000 - 8/8/07; 2,000 - 8/8/08; 2,000 - 8/8/09; 2,000 – 8/8/10
(5)	Options granted to Mr. Burke in 2005 (20,000 shares) are subject to a 5 year holding period upon vesting and exercise, unless the employment relationship between he and the Company is terminated.

Option Exercises During Fiscal Year 2006

The following table summarizes additional information about the value realized by each Named Executive Officer on option award exercises during the year ended December 31, 2006.

	OPTION AWARDS
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Received on Exercise ($)(1)
Shaun A. Burke
President/CEO	5,000	$47,100
Carter Peters
EVP/COO	-	$-
Bruce Winston
SVP/CFO	7,500	$108,450

(1)	Calculated based on the difference between the option exercise price and the price of the Common Stock at exercise multiplied by the number of shares exercised.

Directors’ Compensation

Each member of the Board receives an annual fee of $15,600, payable monthly, which is composed of $7,800 from the Company and $7,800 from the Bank.  Directors do not receive fees for committee memberships or attendance at committee meetings.

Directors can participate in the Company’s Restricted Stock Plan, 1998 Stock Option Plan, 2000 Stock Compensation Plan, 2001 Stock Compensation Plan and the 2004 Stock Option Plan as described below.  Grants of stock awards and options that are issued to directors under these plans vest at the rate of 20% one year after the date of award or grant and 20% annually thereafter and become immediately 100% vested upon death, disability, or termination of service following a change in control as defined in the respective plan.  During fiscal year 2006, there were no stock or option awards granted to directors.

The following table sets forth information with respect to the compensation received by the non-employee directors for fiscal year 2006 for serving as a director of the Company and the Bank.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation ($)
Don Gibson	$15,600	$-	$6,846	$-	$-	$-	$22,446
Jack Barham	15,600	-	-	-	-	-	15,600
Shaun Burke (2)	15,600	-	-	-	-	-	15,600
Wayne Barnes	15,600	-	-	-	-	-	15,600
James Batten	10,400	-	-	-	-	-	10,400
Kurt Hellweg	15,600	-	4,607	-	-	-	20,207
Gregory Ostergren	15,600	-	813	-	-	-	16,413
Tim Rosenbury	15,600	-	2,697	-	-	-	18,297
James Sivils	15,600	-	2,697	-	-	-	18,297
Gary Lipscomb	6,500	-	-	-	-	-	6,500

(1)
This column represents those amounts recognized as compensation expense in the Company’s 2006 financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”) and includes compensation cost recognized in the financial statements with respect to awards granted in previous years.  There were no option awards granted to any of the directors during 2006.  In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of options awards evenly over the vesting period under the straight-line method.  The fair value of these awards have been determined using the Black-Scholes pricing model based on the assumptions set forth in Note 12 (Employee Benefit Plans) of the Company’s Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006.

(2)	Mr. Lipscomb was a director until May 24, 2006, which is when his term ended and his successor was elected at the annual meeting of the stockholders of the Company on such date.

Indebtedness of Management and Directors and Transactions with Certain Related Persons

Loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  The Bank, like other financial institutions, provides loans to its officers, directors, and employees to purchase or refinance personal residences as well as consumer loans.  At the May 20, 2004 Board meeting, the Board approved a new employee mortgage loan program (the “New Loan Program”) as an additional benefit to eligible Bank directors and employees.  The New Loan Program provides mortgage loans at favorable interest rates, namely a one-year adjustable rate mortgage priced at one percent over the bank’s cost of funds.  The purpose of the loan must be to purchase or refinance a primary residence (i.e., no investment properties).  All full-time employees that have completed the 90-day probation period are eligible to participate in this loan program.  Underwriting includes standard application and financial disclosures, which must qualify to standard secondary market requirements.  Borrower is responsible for all third party closing costs.  Payments must be automatically deducted from an account maintained at the Bank and tax and insurance escrows are required.  The index rate is the Bank’s all-in cost of funds plus a margin of 1%.  The index will be the last month-end calculation within 45 days prior to closing.  The maximum adjustment per year is 2% with a 6% lifetime maximum.  Each loan has up to a 30-year note/amortization.  If borrower’s employment is terminated for any reason, the rate and term converts immediately to the Bank’s current secondary market one-year ARM product.  Other than the interest rate with respect to the New Loan Program, all loans provided under the New Loan Program and any other loans provided to directors and executive officers have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management of the Company, do not involve more that the normal risk of collectibility or present other unfavorable features.

No directors, executive officers or their affiliates had aggregate indebtedness to the Company or the Bank on below market rate loans exceeding $120,000 at any time since January 1, 2006 except as noted in the following table.

Name	Position	Date of Loan	Largest Amount Outstanding Since 01/01/06	Balance as of 12/31/06	Interest Rate at 12/31/06	Type
Shaun A. Burke	CEO and President	09/22/04	$464,036	$455,335	4.875%	Home Mortgage
Gregory V. Ostergren	Director	02/02/06	300,000	295,970	3.875%	Home Mortgage
James L. Sivils, III	Director	09/23/04	465,013	456,294	4.875%	Home Mortgage
James L. Sivils, III	Director	03/17/06	313,200	309,467	3.875%	Lake House

The following table sets forth information as of December 31, 2006 with respect to compensation plans under which shares of the Company’s Common Stock may be issued:

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	231,559	16.59	215,582
Equity compensation plans not approved by security holders	39,138	18.44	3,498
Totals	270,697	16.86	219,080

Description of Stock Plans Not Approved by Stockholders

2000 Stock Compensation Plan.  During the year ended June 30, 2000, the directors of the Company established the 2000 Stock Compensation Plan (the “2000 SCP”) with both a stock award component and a stock option component.  A committee of the Bank’s Board of Directors comprised solely of independent directors (the “Committee”), administers this plan and the 2001 SCP (discussed below).  Stock options awarded under the plan are considered non-qualified for federal income tax purposes.  Officers, directors and employees of the Company and its subsidiaries are eligible under the plan.  Stock awards and stock options vest at the rate of 20% per year over a five-year period, become fully vested in the event of a “change in control” as defined in the plan, and expire no later than ten years from the date of grant.  In addition, the price of the stock options may not be less than the market value of the Company’s Common Stock on the date of grant.  Under the stock award component of this plan, the Committee awarded 7,125 restricted shares of the Company’s Common Stock.  As of December 31, 2006, all restricted shares in this plan are vested.  There have been 17,875 options granted under this plan at an exercise price of $10.50 per share. The maximum number of shares of the Company’s Common Stock permitted to be awarded under this plan (25,000) have been awarded.  Previously issued awards or options which expire, become unexercisable, or are forfeited prior to their exercise may be granted as new awards or options under the plan for the number of shares which were subject to such expired or forfeited awards or options.

2001 Stock Compensation Plan.  During the year ended June 30, 2001, the directors of the Company established the 2001 Stock Compensation Plan (the “2001 SCP”) with both a stock award component and a stock option component.  Stock options awarded under the plan are considered non-qualified for federal income tax purposes.  Officers, directors and employees of the Company and its subsidiaries are eligible under the plan.  Stock awards and stock options vest at the rate of 20% per year over a five year period, become fully vested in the event of a “change in control” as defined in the plan, and expire no later than ten years from the date of grant.  In addition, the price of the stock options may not be less than the market value of the Company’s Common Stock on the date of grant, and the stock options expire no later than ten years from the date of grant.  Under the stock award component of this plan, the Committee awarded 10,239 restricted shares of the Company’s Common Stock.  As of December 31, 2006, all restricted shares in this plan are vested.  There have been 13,263 options granted under this plan at an exercise price of $23.61 per share.  The maximum number of shares of the Company’s Common Stock permitted to be awarded under this plan is 25,000 shares.  Previously issued awards or options which expire, become exercisable, or are forfeited prior to their exercise may be granted as new awards or options under the plan for the number of shares which were subject to such expired or forfeited awards or options.

2003 Stock Option Agreement.  During the period ended December 31, 2003, the independent directors of the Company authorized the issuance of 5,000 stock options as an employment inducement to a new officer of the Bank pursuant to a stock option agreement.  Stock options awarded under this agreement are considered non-qualified for federal income tax purposes, vest at the rate of 20% per year over a five year period, become fully vested in the event of a “change in control” as defined in the agreement and expire no later than ten years from the date of grant.  In addition, pursuant to the term of the stock option agreement which requires that the price of the stock options granted thereunder may not be less than the market value of the Company’s common stock on the date of grant, all of these options were granted at an exercise price of $17.20 per share.

2004 Stock Option Agreement.  Pursuant to the authorization of the independent directors of the Company, 25,000 stock options were issued by the Company on March 9, 2004 as an employment inducement to a new officer (Shaun Burke) of the Bank and the Company under an individual stock option agreement.  Stock options awarded under this agreement are considered non qualified for federal income tax purposes, vest at the rate of 20% per year over a five year period, become fully vested in the event of a “change in control” as defined in the agreement and expire no later than ten years from the date of grant.  In addition, pursuant to the term of the stock option agreement which requires that the price of the stock options granted thereunder may not be less than the market value of the Company’s Common Stock on the date of grant, all of these options were granted at an exercise price of $19.62 per share.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of seven directors.  The Board has determined that each of these directors is independent under the Marketplace Rules of Nasdaq.  In particular, each of these directors is independent as defined under Rule 4200(a)(15) and Rule 4350(d)(2)(A)(ii).  The Board has also determined that Mr. Batten qualifies as an Audit Committee Financial Expert as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Only this paragraph of the Report of the Audit Committee shall be incorporated by reference into the Company’s Annual Report on form 10-K filed with the SEC under the Exchange Act, notwithstanding the incorporation by reference of this Report of the Audit Committee into such filing.

The primary duties and responsibilities of the Audit Committee are to (i) monitor the Company’s financial reporting process and systems of internal control, (ii) monitor the independence and performance of the Company’s independent registered public accounting firm and outsourced internal auditors, and (iii) assure that management, the board of directors, the outsourced internal auditors and the independent auditors have the opportunity to communicate with one another.

The Committee has reviewed and discussed the audited consolidated financial statements with management and has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from BKD, LLP, the Company’s independent registered public accounting firm, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee has discussed with the independent registered public accounting firm that firm’s independence.  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

Based upon the Audit Committee’s discussions and review described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

THE AUDIT COMMITTEE
Gregory V. Ostegren	Kurt D. Hellweg
Jack L. Barham	James R. Batten
Wayne V. Barnes	Tim Rosenbury
James L. Sivils, III

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the calendar year ended December 31, 2006 and December 31, 2005, BKD, LLP, the Company’s independent registered public accounting firm during these periods, provided various audit, audit related and non-audit services, including tax, to the Company.  Set forth below are the aggregate fees billed for these services during these periods and a brief description of such services:

(a)
Audit fees:  Aggregate fees billed for professional services rendered for the audits of the Company’s financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q were $93,170 for calendar year ended December 31, 2006 and $84,874 for the calendar year ended December 31, 2005.

(b)
Audit-related fees:  Aggregate fees billed for professional services rendered related to audits of employee benefit plans and consultation on accounting matters were $9,282 for the calendar year ended December 31, 2006 and $12,449 for the calendar year ended December 31, 2005.

(c)
Tax fees:  Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations were $17,645 for the calendar year ended December 31, 2006 and $10,350 for the calendar year ended December 31, 2005.

(d)
All other fees:  Aggregate fees billed for all other professional services, including compliance work, and ESOP and 401(k) plan administration, were $11,875 for the calendar year ended December 31, 2006, and $12,225 for the calendar year ended December 31, 2005.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by BKD, LLP and the estimated fees for these services.

SECOND PROPOSAL:  RATIFICATION OF BKD, LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the period ended December 31, 2006 for the Company and its subsidiary, the Bank, were BKD, LLP.  In accordance with its charter, the Audit Committee has selected and appointed BKD, LLP to continue as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.  As part of good corporate practice, the Audit Committee and the Company’s Board of Directors are requesting that its stockholders ratify such appointment.  The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal.  If the stockholders do not ratify the appointment, however, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain BKD, LLP or to appoint another independent registered public accounting firm.

A representative of BKD, LLP will be present at the Annual Meeting.  The representative will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

The Board of Directors of the Company unanimously recommends that the stockholders vote FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.  If the Company did not have notice of a matter on or before April 23, 2007, it is expected that the persons named in the accompanying proxy will exercise discretionary authority when voting on that matter.

It is anticipated that the Company’s annual report to stockholders for the period ended December 31, 2006, including financial statements, will be mailed on April 20, 2007, together with this proxy statement, to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of the Company at the Company’s address as provided at the end of the next section of this proxy statement.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at 1341 W. Battlefield, Springfield, Missouri 65807-4181, no later than December 22, 2007.

In the event the Company receives notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of such proposal is received at the Company’s main office between 60 days and 30 days prior to the meeting.  If next year’s annual meeting is held on May 23, 2008, then stockholder proposals would have to be delivered to the Company between March 23, 2008 and April 23, 2008.  The Company’s Certificate of Incorporation provides that if notice of a stockholder proposal to take action at next year’s annual meeting is not received at the Company’s main office between 60 days and 30 days prior to the meeting, the proposal will not be eligible for presentation at that meeting.  However, if less than 31 days’ notice of the annual meeting is provided, a stockholder’s proposal would have to be received no later than 10 days after notice was mailed to the stockholders by the Company for that meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS) FOR THE PERIOD ENDED DECEMBER 31, 2006, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO E. LORENE THOMAS, SECRETARY, GUARANTY FEDERAL BANCSHARES, INC., 1341 WEST BATTLEFIELD, SPRINGFIELD, MISSOURI 65807-4181.

Dated: April 20, 2007

[FORM OF PROXY]

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE
PROXY

GUARANTY FEDERAL BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 23, 2007

The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Clarion Hotel, 3333 South Glenstone Avenue, Springfield, Missouri, on Wednesday, May 23, 2007, at 6:00 p.m., local time and at any and all adjournments thereof, in the following manner: (Please be sure to sign and date this Proxy below.  All joint holders should sign.)

Date

Stockholder Signature

Stockholder Co-holder (if any)

1.           The election as directors of all nominees listed and the terms indicated (except as marked to the contrary below):

Three Year Terms:	Jack L. Barham
Don M. Gibson
Tim Rosenbury

FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐

INSTRUCTION:  To withhold authority to vote for individual nominee(s), mark “For All Except” and write the name(s) in the space provided below.

2.           The ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” all of the above listed nominees and proposition 2.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Detach above card, sign, date and mail in postage paid envelope provided.

GUARANTY FEDERAL BANCSHARES, INC.

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after written notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of the stockholder’s decision to terminate this Proxy.  The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting of Stockholders, a Proxy Statement dated April 20, 2007, and an Annual Report to Stockholders for the period ended December 31, 2006.

Please sign exactly as your name appears on this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, or any other representative capacity, please give full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.